Exhibit 99.1

WhiteHorse Finance, Inc. Reports First Quarter 2013 Earnings Results

NEW YORK, NY, May 14, 2013 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the "Company") (NASDAQ: WHF) today reported its financial results for the quarter ended March 31, 2013.

Summary Highlights

•	First quarter 2013 net investment income of $4.0 million
•	First quarter 2013 new loan originations of $53.0 million
•	First quarter distribution of $0.355 per share

Jay Carvell, WhiteHorse Finance’s Chief Executive Officer, commented, “During the first quarter of 2013, we were able to generate more than $50 million in new investments. We believe that our strategy of sourcing high quality investment opportunities in the smaller end of the capital markets was a major contributor to this quarter’s success.”

Financial Review

For the quarter ended March 31, 2013, WhiteHorse Finance reported net investment income of $4.0 million and a net unrealized loss on investments of $0.5 million, resulting in an increase in net assets from operations of $3.5 million.

Net Asset Value (“NAV”) was $227.2 million as of March 31, 2013, resulting in an NAV per share of $15.18, compared with $229.0 million and NAV per share of $15.30 reported as of December 31, 2012.

Portfolio and Investment Activity

As of March 31, 2013, the fair value of WhiteHorse Finance’s investment portfolio was $233.2 million, principally invested in 14 positions across 12 portfolio companies, representing an increase of $52.7 million compared to the fourth quarter 2012 balance of $180.5 million. The portfolio continues to be comprised of 100% senior secured loans. As of March 31, 2013, the weighted average current cash yield of the portfolio was 14.6%, an increase from 14.2% reported as of December 31, 2012.

During the quarter, the Company originated new loans, including:

•	A $17.0 million senior secured financing for a leading wound care supply company; and
•	Participation in a $16.0 million senior secured loan for the largest private network of tertiary care hospitals in Puerto Rico.

Liquidity and Capital Resources

As of March 31, 2013, WhiteHorse Finance had cash and cash equivalents of $137.7 million, compared with $187.8 million in the previous quarter, in each case inclusive of restricted cash and cash equivalents. The decrease in cash on hand was primarily due to the Company’s new investments during the quarter. We believe our current cash position continues to provide us adequate liquidity to operate the company and make new investments.

In addition, as of March 31, 2013, the Company had $51.3 million in outstanding borrowings under its $150.0 million revolving credit facility and $90.0 million outstanding under its unsecured term loan.

Distributions

On March 11, 2013, the Company declared a distribution of $0.355 per share for the quarter ended March 31, 2013. The distribution, which was payable on April 3, 2013 to stockholders of record as of March 22, 2013, included a return of capital for tax purposes.

The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

Subsequent Events

On April 8, 2013, the Company filed a Form N-2 with the Securities and Exchange Commission for a potential offering of senior notes, the net proceeds of which would be used to reduce outstanding obligations under the Company’s unsecured term loan and effectively extend the maturity of the Company's capital structure, as well as for other general corporate or strategic purposes.

Conference Call

WhiteHorse Finance will host a conference call to discuss its first quarter earnings results at 10:00 a.m. ET on Tuesday, May 14, 2013. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID# 41823606. Investors may also access the call on the investor relations portion of the Company’s website at http://www.whitehorsefinance.com/relations/index.php.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through May 21, 2013. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering ID# 41823606. A webcast replay will also be available on the investor relations portion of the Company’s website at http://www.whitehorsefinance.com/relations/index.php.

About WhiteHorse Finance, Inc.

WhiteHorse Finance, Inc. is a business development company that originates and invests in loans to privately held small-cap companies across a broad range of industries. The Company’s investment activities are managed by its investment adviser, H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, L.L.C. (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager managing approximately $12 billion of capital across a number of funds focused on the small-cap market. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Alastair Merrick

WhiteHorse Finance, Inc.

212-506-0500

amerrick@whitehorsefinance.com

Brian Schaffer

Prosek Partners

212-279-3115

bschaffer@prosek.com

Source: WhiteHorse Finance, Inc.

(Financial Tables Follow)

WhiteHorse Finance, Inc.

Consolidated Statement of Assets and Liabilities

(in thousands, except share and per share data)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Investments, at fair value (cost $233,547 and $180,377, respectively)	$233,157	$180,488
Cash and cash equivalents	136,642	156,123
Restricted cash and cash equivalents	1,100	31,646
Interest receivable	4,107	1,474
Deferred financing costs	3,066	3,184
Due from related party	70	-
Prepaid expenses and other receivables	253	367
Total assets	$378,395	$373,282

Liabilities
Credit facility	$51,250	$51,250
Unsecured term loan	90,000	90,000
Distributions payable	5,313	1,616
Management fees payable	2,030	306
Payable for securities purchased	1,930	-
Accounts payable and accrued expenses	628	1,061
Total liabilities	$151,151	$144,233

Net assets

Common stock, par value $0.001 per share, 14,965,624 shares issued and outstanding, 100,000,000 authorized	15	15
Paid-in capital in excess of par	$228,466	$228,466
Capital distributions in excess of net income	(140)	-
Undistributed net investment income	-	1,164
Net realized loss on investments	(71)	(71)
Net unrealized depreciation on investments	(1,026)	(525)
Total net assets	$227,244	$229,049

Total liabilities and total net assets	$378,395	$373,282

Number of shares outstanding	14,965,624	14,965,624
Net asset value per share	$15.18	$15.30

WhiteHorse Finance, Inc.

Consolidated Statement of Operations

(in thousands, except share and per share data)

	Three months ended March 31,
	2013	2012

Investment income
Interest income	$8,382	$9,149
Total investment income	8,382	9,149

Expenses
Interest expense	$1,362	$-
Organization costs	-	96
Base management fees	1,077	-
Performance-based incentive fees	952	-
Administrative service fees	389	-
General and administrative expenses	593	243
Total expenses	$4,373	$339
Net investment income	$4,009	$8,810

Realized and unrealized (loss) gain on investments
Net realized loss on investments	$-	$-
Net change in unrealized (depreciation) appreciation on investments	(501)	200
Net realized and unrealized (loss) gain on investments	$(501)	$200
Net increase in net assets resulting from operations	$3,508	$9,010
Per Common Share Data
Basic and diluted earnings per common share (1)	$0.234	N/A
Dividends and distributions declared per common share (1)	$0.355	N/A
Basic and diluted weighted average common shares outstanding (1)	14,965,624	N/A

(1) For the three months ended March 31, 2012, the Company did not have common shares outstanding and therefore weighted average shares outstanding information and per share data for this period are not provided.